IMPACT MANAGEMENT INVESTMENT TRUST

                          INVESTMENT ADVISER AGREEMENT
                          ----------------------------

     AGREEMENT, made as of January ____, 2001, between Schneider Capital Management Corporation (the "Adviser"), a Pennsylvania Corporation, and Impact Management Investment Trust (the "Company") on behalf of Schneider Large Cap Variable Fund (the "Fund");

     WHEREAS, the Company is a Massachusetts Business Trust authorized to issue shares in series and classes and is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Fund is one series of the Company;

     WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

     WHEREAS, the Company wishes to retain the Adviser to render investment advisory services in connection with the management of the Fund, and the Adviser is willing to furnish such services to the Fund;

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Adviser and the Company on behalf of the Fund as follows:

1.   Appointment
     -----------

     The Company hereby appoints the Adviser to act as Investment Adviser to the Fund for the period and on the terms set forth herein. The Adviser accepts the appointment and agrees to furnish the services set forth herein for the compensation provided herein.

2.   Services as Investment Adviser
     ------------------------------

     Subject to the general supervision and direction of the Board of Trustees of the Company, the Adviser will (a) manage the Fund in accordance with the Fund's Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission ("SEC"), as they may be amended from time to time; (b) make investment decisions for the Fund; (c) place purchase and sale orders on behalf of the Fund; and (d) employ professional portfolio managers and securities analysts to provide research services to the Fund. In providing those services, the Adviser will provide the Fund ongoing research, analysis, advice, and judgments regarding individual investments, general economic conditions and trends and long-range investment policy. In addition, the Adviser will furnish the Fund with whatever statistical information the Fund may reasonably request with respect to the securities that the Fund may hold or contemplate purchasing.

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     The Adviser  further  agrees that, in performing its duties  hereunder,  it will:

     a. comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees;

     b. use reasonable efforts to manage the Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder,

     c. maintain books and records with respect to the Fund's securities transactions, render to the Board of Trustees of the Company such periodic and special reports as the Board may reasonably request, and keep the Trustees informed of developments materially affecting the Fund's portfolio;

     d. make available to the Fund's administrator, and the Company, promptly upon their request, such copies of any investment records and ledgers with respect to the Fund as may be required to assist the administrator and the Company in their compliance with applicable laws and regulations. The Adviser will furnish the Trustees with such periodic and special reports regarding the Fund as they may reasonably request;

     e. immediately notify the Company in the event that the Adviser or any of its affiliates (1) becomes aware that it is subject to a statutory disqualification that prevents the Adviser from serving as investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Adviser further agrees to notify the company immediately of any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the Company's registration statement regarding the Fund (the "Registration Statement"), or any amendment or supplement thereto, but that is required by federal regulation to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.

3.   Documents
     ---------

     The Fund has delivered properly certified or authenticated copies of each of the following documents to the Adviser and will deliver to it all future amendments and supplements thereto, if any:

     a. certified resolution of the Board of Trustees of the Company authorizing the appointment of the Adviser and approving the form of this Agreement;

     b. the Registration Statement as filed with the SEC and any amendments thereto;

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     c.  exhibits,  powers  of  attorneys,  certificates  and any and all  other documents relating to or filed in connection with the Registration Statement described above.

4.   Brokerage
     ---------

     Subject to the Adviser's obligation to obtain best execution, the Adviser shall have full discretion to select brokers or dealers to effect the purchase and sale of securities. When the Adviser places orders for the purchase or sale of securities for the Fund, in selecting brokers or dealers to execute such orders, the Adviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical research or other information or services for the benefit of the Fund directly or indirectly. Without limiting the generality of the foregoing, the Adviser is authorized to cause the Fund to negotiate and pay brokerage commissions which may be in excess of the lowest rates available to brokers who execute transactions for the Fund or who otherwise provide brokerage and research services utilized by the Adviser, provided that the Adviser determines in good faith that the amount of each such commission paid to a broker is reasonable in relation to the value of the brokerage and research services provided by such broker viewed in terms of either the particular transaction to which the commission relates or the Adviser's overall responsibilities with respect to accounts as to which the Adviser exercises investment discretion. The Adviser may aggregate securities orders so long as the Adviser adheres to a policy of allocating investment opportunities to the Fund over a period of time on a fair and equitable basis relative to other clients. In no instance will the Fund's securities be purchased from or sold to the Fund's principal underwriter, the Adviser, or any affiliated person thereof, except to the extent permitted by SEC exemptive order or by applicable law.

5.   Records
     -------

     The Adviser agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Adviser with respect to the Fund by the 1940 Act. The Adviser further agrees that all records which it maintains for the Fund are the property of the Fund and it will promptly surrender any of such records upon request.

6.   Standard of Care
     ----------------

     The Adviser shall exercise its best judgment in rendering the services under this Agreement. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Fund's shareholders in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Adviser against any liability to the Fund or to its shareholders to which the Adviser would otherwise be subject by reason of misfeasance, bad faith or negligence on its part in the performance of its duties or by reason of the Advisers reckless disregard of its obligations and duties under this Agreement. As used in this Section 6, the term "Adviser" shall include any officers, directors, employees, or other affiliates of the Adviser performing services with respect to the Fund.

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7.   Compensation
     ------------

     In consideration of the services rendered pursuant to this Agreement, the Company will pay the Adviser a fee at an annual rate equal to 0.60% of the average daily net assets of the Fund. This fee shall be computed and accrued daily and payable monthly. For the purpose of determining fees payable to the Adviser, the value of the Fund's average daily net assets shall be computed at the times and in the manner specified in the Fund's Prospectus or Statement of Additional Information.

8.   Expenses
     --------

     The Adviser will bear all expenses in connection with the performance of its services under this Agreement, with the exception of the cost of investment securities, commodities or other instruments purchased for the Fund. The Fund will bear certain other expenses to be incurred in its operation, including: taxes, interest, brokerage fees and commission, if any, fees of Trustees of the Company who are not officers, directors or employees of the Adviser; Securities and Exchange Commission fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; the Fund's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Fund's existence; cost attributable to investor services, including, without limitation, telephone and personnel expenses; charges of an independent pricing service; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders' cost of shareholders reports and meetings of the shareholders of the Fund and of the officers or Board of Trustees of the Company; and any extraordinary expenses.

9.   Services to Other Companies or Accounts
     ---------------------------------------

     The investment advisory services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) and to engage in other activities, so long as its services hereunder are not impaired thereby. No provision of this Agreement shall limit or restrict Adviser or any such affiliated person from buying, selling or trading any securities or other investments (including any securities or other investments which the Fund is eligible to buy) for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that Advisor agrees that it will not undertake any activities which, in its reasonable judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

                                      -4-
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10.  Duration and Termination
     ------------------------

     This Agreement shall become effective as of January ___, 2001, and shall remain in effect, unless sooner terminated as provided herein, for two years from such date and shall continue from year to year thereafter, provided each continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Trustees of the Company or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in the 1940
Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on sixty (60) days' written notice by the Board of Trustees of the Company or by vote of holders of a majority of the Fund's shares or by the Adviser. This Agreement will also terminate automatically in the event of its "assignment" (as defined in the 1940 Act).

11.  Amendment
     ---------

     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Trustees of the Company, including a majority of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

12.  Use of Name
     -----------

     It is understood that the name of Schneider Capital Management, or any derivation thereof or logo associated with that name is the valuable property of the Adviser and its affiliates, and that the Fund has the right to use such name (or derivative or logo) only so long as this Agreement shall continue with respect to the Fund. Upon termination of this Agreement, the Fund shall forthwith cease to use such name (or derivative or logo).

13.  Miscellaneous
     -------------

     a. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

     b. Titles or captions of Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

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     c. This  Agreement  may be executed in several  counterparts,  all of which together shall for all purposes constitute one Agreement, binding on all the parties.

     d. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and interpreted, construed and enforced in accordance with the laws of the state of Pennsylvania.

     e. If any provision of this Agreement or the application thereof to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than those as to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

     f. Notices of any kind to be given to the Adviser by the Company shall be in writing and shall be duly given if mailed or delivered to the Adviser at:
Schneider Capital Management, 460 East Swedesford Road, Suite 1080, Wayne, PA 19087, or at such other address or to such individual as shall be specified by the Adviser to the Company. Notices of any kind to be given to the Company by the Adviser shall be in writing and shall be duly given if mailed or delivered to: Impact Management Investment Trust, 333 West Vine Street, Suite 206, Lexington, KY 40507, or at such other address or to such individual as shall be specified by the Company to the Adviser.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

                                        Schneider Capital Management

                                        By: ____________________________
                                            President

                                        Impact Management Investment Trust

                                        By: ____________________________
                                            President